Exhibit 23.2

CONSENT OF COOLEY GODWARD KRONISH LLP

We consent to the references to our firm under the captions “Legal Matters” in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 333-151593) and related Prospectuses of Jazz Pharmaceuticals, Inc. (the “Company”) and to the incorporation by reference therein of (i) our opinion dated July 15, 2008 filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008 and (ii) our opinion dated June 11, 2008 filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 No. 333-151593 filed with the Securities and Exchange Commission on June 11, 2008.

COOLEY GODWARD KRONISH LLP

By:	/s/ Chadwick L. Mills

Palo Alto, California
March 19, 2010